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(3) (ii) By-Laws



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                      GLENBROOK LIFE AND ANNUITY COMPANY


                                    BY-LAWS


                             ADOPTED JUNE 11, 1992
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                                   BY-LAWS OF
                       GLENBROOK LIFE AND ANNUITY COMPANY

     As adopted by the Board of Directors of the Corporation on June 11, 1992.


                                   ARTICLE I
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                                   Directors
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     Section 1.    The property, business and affairs of the Company shall be managed and controlled by a Board of Directors composed of five members. The Directors shall be elected at each annual meeting of the shareholders of the Company for a term of one year. Each Director shall hold office for the term for which elected and until the election and qualification of his successor.

     Section 2. In the event of a vacancy occurring in the Board of Directors, the shareholders of the Company shall, by a majority vote at a special meeting called for that purpose or at the next annual meeting of shareholders, elect a Director to fill such vacancy, such person to hold office during the unexpired portion of the term of the Director whose place he or she was elected to fill.

     Section 3. The Board of Directors may declare dividends payable out of the surplus funds of the Company when warranted by law.

     Section 4. The Board of Directors shall elect all the general officers of the Company hereafter provided, and may prescribe additional descriptive titles for any such officers. The Board of Directors may from time to time appoint an Actuary, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Actuaries and other officers of the Company. The Board of Directors may prescribe the duties and fix the compensation of any elected or appointed officer and may require from any officer security for faithful service and for proper accounting for monies and property from time to time in such officer's possession. All officers of the Company shall hold office at the will of the Board of Directors.

     Section 5. The Board of Directors shall designate in what bank or banks the funds of the Company shall be deposited and the person or persons who may sign, on behalf of the Company, checks or drafts against such deposits. Such designations may also be made by such person or persons as shall be appointed for that purpose by the Board of Directors.

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     Section 6.    The Board of Directors shall have the power to make rules and regulations not inconsistent with applicable law, the Articles of Incorporation of the Company, or these By-Laws, for the conduct of its own meetings and the management of the affairs of the Company.

     Section 7. The Board of Directors may authorize payment of compensation to Directors for their services as Directors, and fix the amount thereof.

     Section 8. The Board of Directors shall have the power to appoint committees and to grant them powers not inconsistent with applicable law, the Articles of Incorporation of the Company, or these By-Laws.

     Section 9. An annual meeting of the Board of Directors shall be held each year immediately after the adjournment of the annual meeting of the shareholders. Other meetings of the Board of Directors may be held at such time as the Board of Directors may determine, or when called by the Chairman or by a majority of the Board of Directors.

     Notice of meetings of the Directors, other than the stated annual meeting shall be given by letter or facsimile sent to each Director's business address, no fewer than three days prior to the meeting. Any Director may, in writing, waive notice of any meeting, and the presence of a Director at any meeting shall be considered a waiver of notice of such meeting, except as otherwise provided by law.

     Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting if all members of the Board or such Committee, as the case may be, consent thereto in writing. Such writing or writings shall be filed with the minutes of proceedings of the Board or such Committee.

     Section 10. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn that meeting, from time to time, until a quorum shall have been obtained.

                                   ARTICLE II
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                                    Officers
                                    --------


     Section 1. The general officers of the Company shall consist of a Chairman of the Board, President, two or more Vice Presidents, a Secretary, and a Treasurer, who shall be elected annually by the Board of Directors at the stated annual meeting held upon adjournment of the annual shareholders' meeting, and if not elected at


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such meeting, such officers may be elected at any meeting of the Board of
Directors held thereafter. Such officers shall be elected by a majority of the Directors, and shall hold office for one year and until their respective successors are elected and qualified, subject to removal at will by the Board of Directors. In case of a vacancy in any of the general offices of the Company, such vacancy may be filled by the vote of a majority of the Board of Directors. Any two of the aforesaid offices may be filled by the same person, with the exception of the offices of President and Vice President, and President and Secretary.

     Section 2. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, but may designate any other officer of the Company to so serve in his or her absence. The Chairman shall be the Chief Executive Officer of the Company, shall have general and active management of the business of the Company subject to the supervision of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman shall also perform such other duties as shall be prescribed from time to time by the Board of Directors.

       Section 3. The President shall have general administrative control and supervision over the operations of the Company, subject to the supervision of the Chairman of the Board. The President shall, in the absence or inability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board, shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company, and shall also perform such other duties as may properly belong to the office or as shall be prescribed from time to time by the Chairman of the Board or by the Board of Directors.

     Section 4. Each Vice President shall have such powers and shall perform such duties as may be assigned by the Chairman of the Board or by the Board of Directors. In the absence or in the case of the inability of the Chairman of the Board or the President to act, the Board of Directors may designate which one of the Vice Presidents shall be the acting Chief Executive Officer of the Company during such absence or inability, whereupon such acting Chief Executive Officer shall have all the powers and perform all of the duties incident to the office of the Chairman during the absence or inability of the Chairman and President to act.

       Section 5. The Secretary shall keep the minutes of all meetings of the Board of Directors, and of all meetings of the shareholders, in books provided by the Company for such purpose. The Secretary shall attend to the giving of all notices of meetings of the Board of Directors or shareholders. The Secretary may sign with the Chairman of the Board, the President or a Vice President, in the name of the Company, when authorized by the Board of Directors so to do, all contracts and other instruments

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requiring the seal of the Company and may affix the seal thereto.  The Secretary shall, in general, perform all of the duties which are incident to the office of Secretary and such other duties as the Board of Directors or Chairman of the Board may from time to time prescribe.

     Section 6. The Treasurer shall deposit the monies of the Company in the Company's name in depositories designated by the Board of Directors, or by such person or persons as shall be designated for that purpose by the Board of Directors. The Treasurer shall, in general, perform all of the duties which are incident to the office of Treasurer and such other duties as the Board of Directors or Chairman of the Board may from time to time prescribe. The Board of Directors may, in its discretion, require the Treasurer to give bond for the faithful discharge of his duties.

                                  ARTICLE III
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                             Shareholder's Meeting
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     Section 1.    The annual meeting of the shareholders shall be held at the principal office of the Company in Northfield Township, Cook County, Illinois, or at such other location within or without the State of Illinois as may be set forth in the notice of call, on the third Tuesday in February of each year, except when such day shall be a legal holiday, in which case the meeting shall be held on the next succeeding business day. The Chairman or the Board of Directors may at any time call a special meeting of the shareholders, and the Chairman shall call such special meeting when so requested, in writing, by the owners of not less than one-fifth of the outstanding share of the Company.

     Section 2. Notice of every meeting of the shareholders shall be given by mailing notice thereof at least ten days before such meeting to all the shareholders at their respective post office addresses last furnished by them, respectively, to the Company. The shareholders may waive notice of any such meeting, in writing, and the presence of a shareholder, either in person or by proxy, shall be considered a waiver of notice, except as otherwise provided by law.

     Section 3. The presence at such meeting, in person or by proxy, of shareholders of the Company representing at least fifty-one percent of the then outstanding shares of the Company, shall be necessary to constitute a quorum for the purpose of transacting business, except as otherwise provided by law, but a smaller number may adjourn the meeting from time to time until a quorum shall be obtained. Each shareholder shall be entitled to cast one vote in person or by proxy for each share of stock of the Company held and of record in such shareholder's name on the books of the Company.

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                                   ARTICLE IV
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                                     Shares
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     Section 1.    Share certificates shall be signed by the Chairman or a Vice
President and countersigned by the Secretary, shall be sealed with the corporate seal of the Company, and shall be registered upon the Share Register of the Company. Each certificate shall express on its face the name of the Company, the number of the certificate, the number of shares for which it is issued, the name of the person to whom it is issued, the par value of each of the said shares, and the amount actually received by the Company for each share represented by said certificate.

     Section 2. Transfer of shares of the Company shall be made only on the books of the Company by the holder thereof in person or by an attorney duly authorized, in writing, and upon the surrender of the certificates or certificate for the share transfer, upon which surrender and transfer new certificates will be issued. The Board of Directors may, by resolution, close the share transfer books of the Company for a period not exceeding ten days before the holding of any annual or special meeting of the shareholders. The Board of Directors may, by resolution, also close the transfer books of the Company for a period not exceeding ten days before the payment of any dividends which may be declared upon the shares of the Company.

                                   ARTICLE V
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                               Insurance Polices
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     Section 1.    All policies of insurance issued by this Company shall comply with the laws of the respective states or territories in which the policies are issued. All policies of insurance issued by this Company shall be signed, either manually or by facsimile, by the President and the Secretary or by such other officer or officers as the Chairman may designate, and shall be countersigned by a duly licensed resident agent where so required by law or regulation.

                                   ARTICLE VI
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                                 Miscellaneous
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     Section 1.
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     (a)  As used in this Article:

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     (i)   "acted properly" as to any person shall mean that such person

           (A) acted in good faith;

           (B) acted in a manner not clearly opposed to any written policy of the Company or which such person reasonably believed to be in the best interests of the Company; and

           (C) with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful.

     The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act properly.

     (ii)  "agent" shall mean any person who is or was

            (A) a Director, officer or employee of the Company and/or any subsidiary;

            (B) a trustee or a fiduciary under any employee pension, profit sharing, welfare or similar plan or trust of the Company and/or any subsidiary;

            (C) serving at the request of the Company as a Director, officer and/or employee of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise, (which shall, for the purpose of this Article be deemed to include not-for-profit or for-profit entities of any type), whether acting in such capacity or in any other capacity including, without limitation, as a trustee or fiduciary under any employee pension, profit sharing, welfare or similar plan of trust.

     (iii) "expenses" shall include attorneys' fees and any expenses of establishing a right to indemnification under this Article.

     (iv) "proceeding" shall mean any threatened, pending or completed action or completed action or proceeding, whether civil or criminal, and whether judicial, legislative or administrative and shall include investigative action by any person or body.


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     (v)   "subsidiary" shall mean a corporation, 50% or more of the shares of which at the time outstanding having voting power for the election of Directors, is owned directly or indirectly by the Company, or by one or more subsidiaries, or by the Company and one or more subsidiaries.

 (b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that such person is or was an agent, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted properly.

 (c) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an agent, against amounts paid in settlement and against expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted properly, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of duty to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

 (d) Expense incurred in defending a proceeding shall be paid by the Company to or on behalf of an agent in advance of the final disposition of such proceeding if:

     (i) there is a reasonable basis to believe that such agent may be entitled to indemnification under this Article;

     (ii) such advance payments would not result in undue financial hardship to the Company; and

     (iii) the Company shall have received an undertaking by or on behalf of such agent to repay such amount unless it shall ultimately be determined that such agent is entitled to be indemnified by the Company as authorized in this Article.

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 (e) Any indemnification or advance under paragraphs (b), (c) or (d) of this
     Article (unless ordered by a court) shall be made by the Company only as authorized in the specific proceeding upon a determination that indemnification or advancement to such person is proper in the circumstances. Such determination shall be made:

     (i) by the Chairman and General Counsel, so long as neither was made a party to such proceeding, or

     (ii) if the Chairman or General Counsel was made a party, by the Board of Directors, by a majority vote of a quorum consisting of Directors who were not made parties to such proceedings, or

     (iii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or

     (iv) if a quorum of disinterested Directors is not obtainable, or if a majority of the disinterested Directors so directs, by the shareholders.

 (f) The Company shall indemnify or advance funds to any person described in Section (a)(ii)(c), only after such person shall have sought indemnification or an advance from the Company, partnership, joint venture, trust or other enterprise in which such person was serving at the Company's request, shall have failed to receive such indemnification or advance, and shall have assigned irrevocably to the Company any right to receive indemnification which such person might be entitled to assert against such other corporation, partnership, joint venture, trust or other enterprise.

 (g) The indemnification provided to an agent by this Article:

     (i) shall not be deemed exclusive of any other rights to which such agent may be entitled by law or under any articles of incorporation, by-law, agreement, vote of shareholders or disinterested Directors or otherwise; and

     (ii) shall inure to the benefit of the legal representatives of such agent or such agent's estate, whether such representatives are court-appointed or otherwise designated, and to the benefit of the heirs of such agent.

 (h) The indemnification and advances provided to an agent by this Article shall extend to and include claims for such payments arising out of any

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           proceeding commenced or based on actions of an agent taken prior to the effective date of this Article, provided that payment of such claims had not been agreed to or denied by the Company at the effective date.

     (i) The Company shall have power to purchase and maintain insurance on behalf of any agent against any liability asserted against and incurred by such agent as agent or arising out of status as such, whether or not the Company would have the power to indemnify against such liability under the provisions of this Article. The Company shall also have power to purchase and maintain insurance to indemnify the Company for any obligation which it may incur as a result of the indemnification of agents under the provisions of this Article.

     (j) The invalidity or unenforceability of any provision in this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

      Section 2. The fiscal year of the Company shall commence in each year on the first day of January and terminate on the thirty-first day of December of each year.

      Section 3. The common seal of the Company shall be circular in form and shall contain the name of the Company and the words: "CORPORATE SEAL" and "ILLINOIS".

      Section 4. These By-Laws may be amended or repealed by the vote of a majority of the Directors present at any meeting at which a quorum is present.


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